    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 9, 2000
                                                  REGISTRATION NO. 333-_________
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                             ----------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                             ----------------------

                             BEYOND.COM CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

              DELAWARE                                          94-3212136
  (State or Other Jurisdiction of                            (I.R.S. Employer
   Incorporation or Organization)                         Identification Number)

                            3200 PATRICK HENRY DRIVE
                              SANTA CLARA, CA 95054
                                 (408) 530-0800
   (Address, Including Zip Code, and Telephone Number, Including Area Code, of
                    Registrant's Principal Executive Offices)
                  BEYOND.COM CORPORATION CHAIRMAN GRANT PROGRAM
           BEYOND.COM CORPORATION 1999 NON-QUALIFIED STOCK OPTION PLAN

                         -------------------------------

                              (Full Title of Plans)
                                   RICK NEELY
                         INTERIM CHIEF EXECUTIVE OFFICER
                             BEYOND.COM CORPORATION
                            3200 PATRICK HENRY DRIVE
                              SANTA CLARA, CA 95054
                                 (408) 530-0800
 (Name, Address, Including Zip Code, and Telephone Number, Including Area Code,
                             of Agent for Service)

                                 ---------------

                                    Copy to:
                            RICHARD SCUDELLARI, ESQ.
                             MORRISON & FOERSTER LLP
                               755 PAGE MILL ROAD
                            PALO ALTO, CA 94304-1018
                                 (650) 813-5600

                                 ---------------

                         CALCULATION OF REGISTRATION FEE

===============================================================================================
                                                 MAXIMUM       PROPOSED MAXIMUM    AMOUNT OF
    TITLE OF SECURITIES         AMOUNT TO     OFFERING PRICE  AGGREGATE OFFERING  REGISTRATION
      TO BE REGISTERED        BE REGISTERED    PER SHARE(1)        PRICE(1)           FEE
-----------------------------------------------------------------------------------------------
Common Stock, $.001
par value per share.....      2,000,000           $5.75        $11,500,000          $3,036.00
===============================================================================================

  (1) Estimated solely for the purpose of calculating the registration fee in accordance with Rules 457(h) and 457(c) under the Securities Act of 1933 and based upon the average of the high and low prices reported on the Nasdaq National Market on February 7, 2000.

        In addition, pursuant to Rule 416(c) under the Securities Act, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plans described herein.

================================================================================

                                     PART I

                           INFORMATION REQUIRED IN THE
                            SECTION 10(a) PROSPECTUS


        The documents containing the information specified in Part 1 of Form S-8 (plan information and registrant information and employee plan annual information) will be sent or given to employees as specified by Securities and Exchange Commission Rule 428(b)(1). Such documents need not be filed with the Securities and Exchange Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Form S-8 (Part II hereof), taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act of 1933.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

        There are hereby incorporated by reference in this Registration Statement the following documents and information previously filed with the Securities and Exchange Commission (the "Commission"):

        1. The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1998, filed pursuant to Section 13 of the Securities Exchange Act of 1934 (the "Exchange Act").

        2. The Company's Current Report on Form 10-Q for the quarters ended March 31, 1999, June 30, 1999 and September 30, 1999, filed pursuant to Section 13 of the Exchange Act.

        3. The Registrant's Current Reports on Form 8-K filed on January 21, 1999, March 3, 1999 and April 13, 1999.

        4. The description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A filed with the Commission on June 12, 1998.

        All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement, and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES.

        Not Applicable

ITEM 5.  INTERESTS OF NAMED EXPERTS.

        Not Applicable

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

        Section 145 of the Delaware General Corporation Law permits a corporation to include in its charter documents, and in agreements between the corporation and its directors and officers, provisions expanding the scope of indemnification beyond the indemnification specifically provided by the current law.

        Article IX of our Certificate of Incorporation, as amended, provides for the indemnification of directors to the fullest extent permissible under Delaware law.

        Article VI of our Bylaws provides for the indemnification of officers, directors and third parties acting on our behalf if such person acted in good faith and in a manner reasonably believed to be in, and not opposed to, our best interest and, with respect to any criminal action or proceeding, the indemnified party had no reason to believe his or her conduct was unlawful.

        We have entered into indemnification agreements with our directors and executive officers, in addition to providing indemnification in our Bylaws, and intend to enter into indemnification agreements with any new directors and executive officers in the future.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

        Not Applicable

ITEM 8.  EXHIBITS.

        4.1 Form of Certificate of Incorporation (incorporated herein by reference to Exhibit 3.1 to the Registrant's Registration Statement on Form S-1 (Reg. No. 333-51121), as amended, filed with the Commission on June 17, 1998.)

        4.2 Form of Bylaws of the Registrant (incorporated herein by reference to Exhibit 3.2 to the Registrant's Registration Statement on Form S-1 (Reg. No. 333-51121), as amended, filed with the Commission on June 17, 1998.)

        5.1    Opinion of Morrison & Foerster LLP

        23.1   Consent of Morrison & Foerster LLP (contained in Exhibit 5.1)

        23.2   Consent of Ernst & Young LLP, Independent Auditors

        24.1 Power of Attorney (see Signature Page)

ITEM 9.  UNDERTAKINGS.

        (a)  The undersigned Registrant hereby undertakes;

            (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

            (2) That, for the purpose of determining any liability under the Securities Act of 1933, as amended (the "Securities Act"), each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (3) To remove from registration by means of a post-effective amendment any of the securities bring registered which remain unsold at the termination of the offering.

        (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of the expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

        SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant, Beyond.com Corporation, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Clara, State of California, on February 8, 2000.

                                             Beyond.com Corporation


                                             By:  /s/ RICK NEELY
                                                  ------------------------------
                                                  Rick Neely
                                                  Interim Chief Executive
                                                  Officer

                                POWER OF ATTORNEY

       Each person whose signature appears below constitutes and appoints Rick Neely and William S. McKiernan, and each of them, as attorneys-in-fact, each with the power of substitution, for him in any and all capacities, to sign any amendment to this Registration Statement and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting to said attorneys-in-fact, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming the said attorney-in-fact or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature                                   Capacity                 Date
---------                                   --------                 ----

/s/ RICK NEELY                              Interim Chief            February 8, 2000
---------------------------------           Executive Officer
    Rick Neely                              (Principal Executive
                                            Officer)


/s/ RICK NEELY                              Chief Financial          February 8, 2000
---------------------------------           Officer (Principal
    Rick Neely                              Financial and
                                            Accounting Officer)

/s/ WILLIAM S. MCKIERNAN                    Chairman of the Board    February 8, 2000
---------------------------------           of Directors
    William S. McKiernan

                                            Director                 February 8, 2000
---------------------------------
    Douglas Carlston

/s/ JOHN S. CHEN                            Director                 February 8, 2000
---------------------------------
    John S. Chen

/s/ BERT KOLDE                              Director                 February 8, 2000
---------------------------------
    Bert Kolde

/s/ RONALD S. POSNER                        Director                 February 8, 2000
---------------------------------
    Ronald S. Posner

                                INDEX TO EXHIBITS


     EXHIBIT
     NUMBER                       DOCUMENT
     ------                       --------
        4.1    Form of Certificate of Incorporation (incorporated herein by reference to Exhibit 3.1 to the Registrant's Registration
               Statement on Form S-1 (Reg. No. 333-51121), as amended, filed with the Commission on June 17, 1998.)

        4.2 Form of Bylaws of the Registrant (incorporated herein by reference to Exhibit 3.2 to the Registrant's Registration
               Statement on Form S-1 (Reg. No. 333-51121), as amended, filed with the Commission on June 17, 1998.)

        5.1    Opinion of Morrison & Foerster LLP

        23.1   Consent of Morrison & Foerster LLP (contained in Exhibit 5.1)

        23.2   Consent of Ernst & Young LLP, Independent Auditors

        24.1   Power of Attorney (see Signature Page)